SUB-ITEM 77I
                       TERMS OF NEW OR AMENDED SECURITIES

         Brown Advisory Small-Cap Value Fund commenced operations on or about October 30, 2003. Brown Advisory Small-Cap Value Fund's Prospectus and Statement of Additional Information contained in Parts A and B of Post-Effective amendment No. 125 to the Registrant's Registration Statement on Form N-1A are incorporated by reference as filed via EDGAR on January 27, 2003 (accession number 0001004402-03-000044). A supplement to Brown Advisory Small-Cap Value Fund's Prospectus contained in Part A of Post-Effective Amendment No. 1235 to the Registrant's Registration Statement on Form N-1a is incorporated by reference as filed via EDGAR on March 8, 2004 (0001275125-04-000079).

         Brown Advisory Real Estate Fund commenced operations on or about December 5, 2003. Brown Advisory Real Estate Fund's Prospectus and Statement of Additional Information contained in Parts A and B of Post-Effective amendment No. 138 to the Registrant's Registration Statement on Form N-1A are incorporated by reference as filed via EDGAR on December 5, 2003 (accession number 0001004402-03-000047). A supplement to Brown Advisory Real Estate Fund's Prospectus contained in Part A of Post-Effective Amendment No. 138 to the Registrant's Registration Statement on Form N-1a is incorporated by reference as filed via EDGAR on December 11, 2003 (0001004402-03-000614).

            Effective December 31, 2003, A Shares of Brown Advisory Growth Equity Fund, Brown Advisory International Fund, Brown Advisory Maryland Bond Fund, and Brown Advisory Value Equity Fund were reclassified as Institutional Shares. Institutional Shares differ from A Shares in that they have lower annual expenses than A Shares due to the lack of Rule 12b-1 distribution fees and are not offered subject to a sales charge. Institutional Shares also have lower minimum investment requirements than A Shares. Finally, Institutional Shares are subject to a 1.00% redemption fee if redeemed/exchanged within 14 days of purchase, subject to certain general exceptions, while the redemption/exchange of A Shares is not subject to a redemption fee.

            Effective December 31, 2003, B Shares of Brown Advisory Small-Cap Growth Fund were reclassified as A Shares. A Shares differ from B Shares in that they have lower annual expenses due a lower Rule 12b-1distribution fees. In addition, A Shares are generally offered subject to a front-end sales charge while B Shares are offered subject to a deferred sales charge.